Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms used herein and not otherwise defined in the Current Report of Porch Group, Inc. on Form 8-K filed on December 30, 2020, to which this unaudited pro forma condensed combined financial information is attached as Exhibit 99.1, have the meanings assigned to such terms the Company’s Proxy Statement/Consent Solicitation/Prospectus filed with the SEC on December 3, 2020.

The following unaudited pro forma condensed combined financial information is presented to aid you in your analysis of the financial aspects of the Merger. The following unaudited pro forma condensed combined financial information present the combination of the financial information of PTAC and Porch adjusted to give effect to the Merger. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. The unaudited pro forma condensed combined balance sheet as of September 30, 2020 combines the historical balance sheet of PTAC and the historical balance sheet of Porch on a pro forma basis as if the Merger, summarized below, had been consummated on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and the nine months ended September 30, 2020, combine the historical statements of operations of PTAC and Porch for such periods on a pro forma basis as if the Merger, summarized below, had been consummated on January 1, 2019, the beginning of the earliest period presented:

●	the Merger of Porch with and into Merger Sub, a wholly owned subsidiary of PTAC, with Porch surviving the Merger as a wholly owned subsidiary of PTAC;

●	the issuance and sale of 15,000,000 shares of PTAC common stock at a purchase price of $10.00 per share are issued pursuant to the PIPE Investment;

●	the conversion of 52,207,029 shares of Porch preferred stock to 52,251,876 shares of Porch common stock immediately prior to the closing of the Merger in accordance with Porch’s existing charter; and

●	the cancellation of 6,974,627 outstanding Porch warrants resulting in the issuance of 5,126,128 shares of Porch common stock immediately prior to the closing of the Merger pursuant to the terms of the Warrant Cancelation Agreements or otherwise in accordance with the warrant terms; and

●	the conversion of 4,312,500 outstanding Founder Shares into shares of Common Stock on a one-for-one basis.

The historical financial information of PTAC was derived from the unaudited and audited financial statements of PTAC as of and for the nine months ended September 30, 2020, and for the period from July 31, 2019 (date of inception) to December 31, 2019, respectively, in each case, included in the Proxy Statement/Consent Solicitation Statement/Prospectus. The historical financial information of Porch was derived from the unaudited and audited combined financial statements of Porch as of and for the nine months ended September 30, 2020, and for the year ended December 31, 2019, respectively, in each case included in the Proxy Statement/Consent Solicitation Statement/Prospectus. This information should be read together with the accompanying notes to the unaudited pro forma condensed combined financial statements included herein and PTAC’s and Porch’s unaudited and audited financial statements and related notes, the sections titled “PTAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Porch’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information, in each case included in the Proxy Statement/Consent Solicitation Statement/Prospectus.

The merger is accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, PTAC was treated as the “acquired” company for financial reporting purposes. For accounting purposes, Porch was deemed to be the accounting acquirer in the transaction and, consequently, the transaction was treated as a recapitalization of Porch (i.e., a capital transaction involving the issuance of stock by PTAC for the stock of Porch), based on the following facts and circumstances:

●	Porch’s existing shareholders have the greatest voting interest in the combined entity with 53.0% voting interest;

●	Porch’s existing directors and individuals designated by existing Porch stockholders will represent the majority of the Porch Group, Inc.’s board of directors;

●	The largest individual minority stockholder of the combined entity is an existing shareholder of Porch;

●	Porch’s senior management has become the senior management of Porch Group, Inc.; and

●	Porch is the larger entity based on historical revenue.

Accordingly, the consolidated assets, liabilities and results of operations of Porch have become the historical financial statements of Porch Group, Inc., and PTAC’s assets, liabilities and results of operations were consolidated with Porch beginning on the Closing Date. The net assets of PTAC were recognized at historical cost (which is expected to be consistent with carrying value), with no goodwill or other intangible assets recorded. Operations prior to the Merger will be presented in future financial reports as those of Porch.

Pursuant to PTAC’s existing charter, PTAC provided public stockholders of its Class A Common Stock with the opportunity to redeem their shares of Class A Common Stock for cash equal to their pro rata share of the aggregate amount on deposit in PTAC’s trust account (the “Trust Account”), which holds the proceeds of PTAC’s IPO as of two (2) business days prior to the Closing (including interest earned on the funds held in the Trust Account and not previously released to PTAC to pay taxes). The unaudited condensed combined pro forma financial statements reflect actual redemption of 400 shares of PTAC Class A common stock at a per share price of approximately $10.04.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2020, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019, and the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 are based on the historical financial statements of PTAC and Porch. The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the pro forma adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

(in thousands, except share and per share data)

	For the Period from July 31, 2019 (date of inception) to December 31, 2019	For the Year Ended December 31, 2019			For the Year Ended December 31, 2019
	PTAC	Porch	Pro Forma Transaction
	(Historical)	(Historical)	Accounting		Pro Forma
	(US GAAP)	(US GAAP)	Adjustments		Combined

Revenue	$-	$77,595	$		$77,595
Operating Expenses:
Cost of revenue	-	21,500			21,500
Selling and marketing	-	56,220			56,220
Product and technology	-	30,992			30,992
General and administrative expenses	78	52,011			57,148
			839	{aa}
			420	{bb}
			367	{cc}
			3,350	{dd}
			84	{ee}
Administrative expenses - related party	13	-	(13)	{ff}	-
Franchise tax expense	84	-	(84)	{ee}	-
Loss of divestiture of businesses		4,994			4,994
Total operating expenses	175	165,717	4,963		170,854
Operating Loss	(175)	(88,122)	(4,963)		(93,259)

Gain on investments, dividends and interest, held in the Trust Account	239	-	(239)	{gg}	-
Interest expense		(7,134)	5,513	{hh}	(1,621)
Other income (expense), net		(7,967)			(5,365)
			2,090	{ii}
			(2,067)	{jj}
			2,579	{ll}
Total other income (expense)	239	(15,101)	7,876		(6,986)
Income (loss) before income taxes	64	(103,223)	2,913		(100,245)
Income tax expense	33	96	-	{mm}	129
Net income (loss)	31	(103,319)	2,913		(100,374)
Preferred Stock conversion to common stock			(17,454)	{kk}	(17,454)
Net income (loss) available to common shareholders	$31	$(103,319)	$(14,541)		$(117,829)

Weighted average shares outstanding of PTAC Class A common stock	17,250,000				74,407,084
Basic and diluted net income (loss) per share, PTAC Class A	$0.01				$(1.58)
Weighted average shares outstanding of PTAC Class B common stock	4,312,500
Basic and diluted net loss per share, PTAC Class B	$(0.02)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

(in thousands, except share and per share data)

	For the Nine Months Ended September 30, 2020				For the Nine Months Ended September 30, 2020
	PTAC	Porch	Pro Forma Transaction
	(Historical)	(Historical)	Accounting		Pro Forma
	(US GAAP)	(US GAAP)	Adjustments		Combined

Revenue	$	$53,703	$		$53,703
Operating expenses:
Cost of revenue		13,252			13,252
Selling and marketing		30,443	612	{aa}	31,055
Product and technology		18,124	3,000	{aa}	21,124
General and administrative	3,347	15,539			18,877
			2,510	{aa}
			(2,917)	{cc}
			245	{bb}
			152	{ee}
Administrative expenses - related party	90		(90)	{ff}	-
Franchise tax expense	152		(152)	{ee}	-
Loss (gain) on divesture of business		(1,442)			(1,442)
Total operating expenses	3,589	75,916	3,361		82,867
Operating Loss	(3,589)	(22,213)	(3,361)		(29,164)

Gain on investments, dividends and interest, held in the Trust Account	1,005		(1,005)	{gg}	-
Interest expense		(10,329)	8,017	{hh}	(2,312)
Other income (expense), net		(973)			1,165
			1,214	{ii}
			924	{ll}
Total other income (expense)	1,005	(11,302)	9,150		(1,147)
Income (loss) before income taxes	(2,585)	(33,515)	5,788		(30,312)
Income tax expense	189	33	-	{mm}	222
Net income (loss)	$(2,774)	$(33,548)	$5,788		$(30,534)

Weighted average shares outstanding of PTAC Class A common stock	17,250,000				74,407,084
Basic and diluted net income (loss) per share, PTAC Class A	$0.04				$(0.41)
Weighted average shares outstanding of PTAC Class B common stock	4,312,500
Basic and diluted net loss per share, PTAC Class B	$(0.80)

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2020

(in thousands, except share and per share data)

	As of September 30, 2020				As of September 30, 2020
	PTAC	Porch	Pro Forma Transaction
	(Historical)	(Historical)	Accounting		Pro Forma
	(US GAAP)	(US GAAP)	Adjustments		Combined

Assets
Current assets:
Cash and cash equivalents	$907	$137			$220,571
			173,194	{a}
			(14,164)	{b}
			150,000	{c}
			(8,250)	{c}
			(39,307)	{d}
			(8,175)	{d}
			(3,350)	{e}
			(10,421)	{f}
			(30,000)	{g}
			10,000	{h}
Accounts receivable, net		5,824			5,824
Prepaid expenses and other current assets	327	1,012			1,339
Restricted cash		5,000	(5,000)	{h}	8,175
			8,175	{d}
Total current assets	1,234	11,973	222,703		235,910
Investments held in Trust Account	173,198	-			-
			(4)	{a}
			(173,194)	{a}
Property, equipment, and software, net		4,923			4,923
Goodwill		19,440			19,440
Intangible assets, net		9,494			9,494
Restricted cash		3,000			3,000
Long-term accounts receivable		1,947			1,947
Other assets		3,543	(3,227)	{b}	316
Total Assets	$174,432	$54,320	$46,278		$275,030

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	59	9,587	(662)	{b}	8,984
Accrued expenses and other current liabilities	2,849	19,628			15,924
			(597)	{d}
			(4,318)	{b}
			99	{i}
			(1,738)	{f}
Franchise tax payable	99		(99)	{i}	-
Accrued acquisition compensation		8,683	(8,683)	{f}	-
Deferred revenue		6,096			6,096
Refundable customer deposit		3,288			3,288
Current portion of long term debt		24,100	(18,718)	{d}	5,382
Total current liabilities	3,007	71,382	(34,716)		39,674
Long-term debt		53,879	(17,885)	{d}	40,994
			5,000	{h}
Refundable customer deposit, non-current		701			701
Other liabilities		12,240			2,540
			(40)	{d}
			(9,660)	{j}
Deferred underwriting commissions	6,038		(6,038)	{b}	-
Total liabilities	9,045	138,202	(63,338)		83,909
Commitments and contingencies
Redeemable convertible preferred stock		162,066	(162,066)	{g}	-
Class A common stock subject to possible redemption	160,387				-
			(4)	{a}
			(160,383)	{k}
Stockholders' equity (deficit):
Common stock		243	(243)	{g}	-
Class A common stock	0		7	{l}	7
Class B common stock	0		(0)	{m}	-
Additional paid-in capital	7,741	50,831			497,974
			(6,374)	{b}
			149,999	{c}
			(8,250)	{c}
			162,305	{g}
			(30,000)	{g}
			7,121	{j}
			160,381	{k}
			(192)	{n}
			(0)	{o}
			6,962	{p}
			(2,550)	{q}
			17,454	{r}
			(17,454)	{r}
Accumulated Deficit	(2,742)	(297,022)			(306,861)
			(2,067)	{d}
			(3,350)	{e}
			2,539	{j}
			192	{n}
			(6,962)	{p}
			2,550	{q}
Total stockholders' equity (deficit)	5,000	(245,948)	432,068		191,120
Total liabilities, convertible redeemable preferred stock and stockholders' equity (deficit)	$174,432	$54,320	$46,278		$275,030

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The merger was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, PTAC was treated as the "acquired" company for financial reporting purposes. Accordingly, for accounting purposes, the Merger was treated as the equivalent of Porch issuing stock for the net assets of PTAC, accompanied by a recapitalization.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 assumes that the Merger occurred on September 30, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 and for the nine months ended September 30, 2020 presents pro forma effect to the Merger as if it had been completed on January 1, 2019.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 has been prepared using, and should be read in conjunction with, the following:

●	PTAC's unaudited condensed balance sheet as of September 30, 2020 and the related notes for the nine months ended September 30, 2020, in each case included in the Proxy Statement/Consent Solicitation Statement/Prospectus; and

●	Porch's unaudited condensed consolidated balance sheet as of September 30, 2020 and the related notes for the nine months ended September 30, 2020, in each case included in the Proxy Statement/Consent Solicitation Statement/Prospectus.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 has been prepared using, and should be read in conjunction with, the following:

●	PTAC's unaudited condensed statement of operations for the nine months ended September 30, 2020 and the related notes, in each case included in the Proxy Statement/Consent Solicitation Statement/Prospectus; and

●	Porch’s unaudited condensed consolidated statements of operations for the nine months ended September 30, 2020 and the related notes, in each case included in the Proxy Statement/Consent Solicitation Statement/Prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been prepared using, and should be read in conjunction with, the following:

●	PTAC's audited statement of operations for the period from July 31, 2019 (date of inception) to December 31, 2019 and the related notes, in each case included in the Proxy Statement/Consent Solicitation Statement/Prospectus; and

●	Porch’s audited consolidated statements of operations for the year ended December 31, 2019 and the related notes, in each case included in the Proxy Statement/Consent Solicitation Statement/Prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Merger. In addition, unaudited pro forma condensed combined financial information includes the historical activity of businesses from which Porch has divested, and for acquisitions, only includes combined results from period after combination. In all instances, historical divestitures and acquisitions did not meet significance test thresholds that would have required pro forma presentation, as described in Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”.

The pro forma adjustments reflecting the consummation of the Merger are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. The Company believes that these assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Merger based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Merger taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of Porch Group, Inc.. They should be read in conjunction with the historical financial statements and notes thereto of PTAC and Porch.

2.	Accounting Policies

As part of the preparation of these unaudited pro forma condensed combined financial statements, certain reclassifications were made to align PTAC's and Porch's financial statement presentation, each as identified in Note 3 below. Upon completion of the Merger, management will perform a comprehensive review of PTAC's and Porch's accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Company. Based on its initial analysis, the Company has identified the presentation differences that would have an impact on the unaudited pro forma condensed combined financial information and recorded the necessary adjustments.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Merger and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The unaudited pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of Porch Group, Inc. shares outstanding, assuming the Transactions occurred on January 1, 2019.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2020 are as follows:

(a)	Reflects the reclassification of $173.2 million of cash held in PTAC’s Trust Account that becomes available at closing of the Merger. Amounts available to the Company were reduced as a result of redemptions by PTAC public stockholders resulting in $4,016 returned to PTAC public stockholders.

(b)	Reflects the settlement of an additional approximately $14.1 million of transaction costs at closing in connection with the Merger, of which approximately $5.0 million were accrued in accounts payable and accrued expenses, $6.0 million were accrued in deferred underwriting commissions, and $3.1 million were yet to be incurred, as of September 30, 2020. $3.2 million of transaction costs are recorded in other assets as of September 30, 2020, and were reclassified against equity upon closing of the Merger. An additional $1.2 million of transaction costs have been paid as of September 30, 2020.

Of the total transaction costs expected to be incurred, in addition to the fee described in adjustment {c}, $8.2 million relates to advisory, legal and other fees incurred and to be incurred which are adjusted against additional paid in capital, $6.0 million relates to deferred underwriting fees payable, and the remaining $0.4 million was expensed, and remains in the accumulated deficit of PTAC.

(c)	Reflects the proceeds of $150.0 million from the issuance of 15.0 million shares of Common Stock with par value of $0.0001 from the PIPE Investment based on commitments received which were offset by the issuance costs equal to 5.5% of gross proceeds, or $8.3 million. The costs related to the issuance of the PIPE Investment were adjusted against additional paid in capital.

(d)	Reflects the cash settlement of certain amounts of Porch outstanding debt, including current, long term, and accrued interest payable amounts outstanding at September 30, 2020, which were contractually required to be repaid upon closing of the Merger. Included in this amount is repayment of the additional $5.0 million of loan proceeds from the convertible loan agreement with Cantor Fitzgerald Securities that was received in October 2020, as described in adjustment {h} and in footnotes 6 and 13 of Porch’s Unaudited Condensed Consolidated Financial Statements as of September 30, 2020 included in the Proxy Statement/Consent Solicitation Statement/Prospectus.

Based on the amount of cash available upon closing of the Merger and in accordance with the agreement’s terms, $7.0 million of the outstanding balance of the Loan and Security Agreement with Runway Growth Credit Fund, Inc., including Orix Growth Capital, LLC (“Orix”) and Midcap Financial Trust (“Midcap”) as co-lenders (“Runway Loan”), which was entered into during July 2020 for the purposes of re-financing outstanding debt with Orix and Midcap and to provide additional working capital in contemplation of the Merger, was required to be repaid, plus interest and prepayment fees.

As of September 30, 2020, Porch had $8.6 million of outstanding loan balances with the U.S. Small Business Administration under the Paycheck Protection Program. As of the Closing Date of the Merger, $0.4 million of the balance, representing the amount attributable to a Porch acquired entity, has been forgiven by the lender. The remaining balance remains outstanding; however, proceeds for repayment were deposited into an escrow account on the Closing Date while loan repayment (or forgiveness) is determined. As a result, adjustment {d} includes a $8.2 million reduction in cash and cash equivalents, a $8.2 million increase in restricted cash, a $0.4 million gain on extinguishment of debt, and a $0.4 million decrease in long-term debt.

As a result of the acceleration of outstanding debt repayments upon closing of the Merger, losses on extinguishment of debt were recorded due to the write off of unamortized debt issuance costs. See adjustment {jj}.

(e)	Reflects the settlement of one-time bonus compensation payments payable to Porch management under the Management Carve-Out Plan as a result of the Merger.

(f)	Reflects the settlement of accrued acquisition compensation, including accrued interest that is payable upon closing of the Merger.

(g)	Reflects the recapitalization of Porch’s equity and issuance of Porch Group, Inc. Common Stock as consideration for the Merger. Aggregate consideration to be paid in the Merger is calculated based on an enterprise value of is $471.5 million, with further adjustments in accordance with the terms of the Merger Agreement. The total merger consideration was apportioned between cash and Common Stock. The holders of each outstanding share of Porch common stock, including common stock held by prior owners of Porch preferred stock (other than shares owned by Porch as treasury stock, dissenting shares and restricted shares) and each outstanding Porch warrant that is in-the-money were entitled to a pro-rata share of the Merger consideration.

The Porch shareholders described above received 36.3 million shares of Porch Group, Inc. Common Stock and $30.0 million in cash. Additionally, the Porch shareholders described above received on a pro rata basis a portion of 5.0 million restricted shares of Company Common Stock that will vest if the Company achieves certain earnout thresholds prior to the third anniversary of the Closing Date (the “Earnout Shares”). These 5.0 million Earnout Shares are excluded from the pro forma balance sheet adjustments because the shares are subject to forfeiture if the earnout thresholds are not achieved.

(h)	Reflects the aggregate proceeds received from Cantor Fitzgerald Securities pursuant to the convertible loan agreement. In July 2020, Porch entered into a convertible loan agreement with Cantor Fitzgerald Securities in the amount of $10.0 million with the proceeds of the loan received upon completion of Porch’s 2019 financial statement audit. This convertible loan agreement was amended in August 2020, to provide for the funding of $5.0 million of the loan into a restricted cash account. Upon completion of the Porch’s 2019 financial statement audit, an additional $5.0 million of loan proceeds was received in October 2020 in addition to the release of the $5.0 million loan proceeds held in a restricted cash account.

(i)	Reflects the reclassification of PTAC's franchise tax payable to align with the balance sheet presentation of Porch Group, Inc.

(j)	Reflects the cancelation of all outstanding warrants to purchase Porch preferred capital stock. In connection with the Merger, Porch pursued warrant cancelation agreements from all holders of such warrants. Warrant holders were free to exercise warrants under existing terms up until the date that is 15 business days before the expected closing of the Merger. Because no preferred capital stock warrant holders exercised warrants under these terms, warrants were net share settled at the Closing Date, pursuant to the terms of the Warrant Cancelation Agreements or in accordance with the warrant terms (with the strike price of the warrants to be met by forfeiture of as-converted-to-common shares of the shares underlying the warrant to be valued at the value ascribed to each as-converted-to-common share in the transaction). The Porch common shares resulting from the net share settlement described above were entitled to receive pro rata shares of the Merger consideration along with the existing equity holders. This adjustment reflects the net share settlement of 2.3 million Porch preferred capital stock warrants into 1.5 million shares of Porch common stock, prior to exchange for Porch Group, Inc. Common Stock upon closing of the Merger. 0.2 million Porch preferred capital stock warrants were “out-of-the-money” as of the Closing Date, and as such were not entitled to exchange for Porch Group, Inc. Common Stock pursuant to the Warrant Cancelation Agreements.

(k)	Reflects the reclassification of PTAC common stock not previously redeemed by PTAC common stockholders to permanent equity at $0.0001 par value. See adjustment {a}.

(l)	Reflects the aggregate issuance of Porch Group, Inc. Common Stock, par value $0.0001 related to all equity activity noted in the pro forma adjustments herein. See details in adjustments {c}, {g}, {k}, {m}, {o}.

(m)	Reflects the reclassification of the Founder Shares from Class B common stock to Common Stock on a one-for-one basis at closing of the Merger.

(n)	Reflects the reclassification of PTAC's historical retained earnings, after the impacts of adjustment {q}, to additional paid in capital as part of the Merger.

(o)	Reflects the issuance of 1.7 million shares of Porch Group, Inc. common stock used as consideration for amounts owed for financial advisory services incurred by Porch associated with the transaction that were settled in Porch Group, Inc. stock, 0.2 million of which are subject to forfeiture if earn-out thresholds are not achieved.

(p)	Reflects the recognition of additional employee stock-compensation expense as a result of the Merger transaction, due to certain vesting conditions being met that result in the Porch awards being considered probable of achieving all vesting requirements. See adjustment {aa}.

(q)	Represents the reclassification of transaction related legal costs previously incurred by PTAC that were considered to be equity issuance costs of Porch Group, Inc.

(r)	Represents the pro forma impact of an agreement between Matt Ehrlichman, Porch CEO, and another investor. On July 30, 2020, an affiliate of Valor Equity Partners (“Valor”) and Matt Ehrlichman entered into an agreement (the “Valor-Ehrlichman Agreement”) pursuant to which Valor agreed to execute a Support Agreement on or about July 30, 2020, pursuant to which Valor agreed to execute and deliver a written consent with respect to shares of Porch preferred stock held by Valor adopting the Merger agreement and approving the Merger, including agreement to convert Valor’s shares of Porch preferred stock into the same number of shares of Porch common stock, subject to limited exceptions. For accounting purposes, this transaction was accounted for as if the Valor-Ehrlichman Agreement was entered into between Valor and Porch. The resulting accounting is as if the CEO provided a capital contribution to Porch, and Porch provided consideration to Valor to induce conversion of Porch preferred stock held by Valor into Porch common stock. Therefore, the payment is accounted for as an induced conversion of preferred stock into common stock immediately prior to the Merger. The total consideration transferred increases total net loss in determining net loss available to common shareholders. This amount represents the excess of fair value of the additional securities issued and cash paid to induce conversion of Valor’s preferred stock to common stock.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and for the nine months ended September 30, 2020 are as follows:

(aa)	Reflects the expense related to increased employee stock-based compensation as a result of the Merger. Certain of Porch’s employee awards include performance condition vesting requirements that relate to a change of control or IPO, which were previously considered not probable of meeting the vesting conditions. Included in the proforma adjustments for the nine months ended September 30, 2020 are additional compensation amounts related to the implementation of a partial employee furlough and payroll reduction in exchange for RSUs, as described in footnote 8 of Porch’s Unaudited Condensed Consolidated Financial Statements for the Nine Months Ended September 30, 2020 and 2019 included in the Proxy Statement/Consent Solicitation Statement/Prospectus.

(bb)	Reflects the expense related to increased management compensation for the Porch CEO and Founder. The Porch CEO and Founder historically has received an annual base salary of $1.00, which was increased to $0.4 million in July 2020 in contemplation of the Merger.

(cc)	Reflects the total transaction costs related to the Merger for the nine months ended September 30, 2020 not previously charged to equity. $2.6 million of these were considered to be equity issuance costs of Porch Group, Inc., as described in adjustment {q}. $0.4 million of these costs were reflected as if incurred on January 1, 2019, the date the Merger occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item.

(dd)	Reflects the expense related to one-time bonus compensation payments payable to Porch management under the Management Carve-Out Plan as a result of the Merger. See adjustment {e}. This is a non-recurring item.

(ee)	Reflects the reclassification of PTAC's franchise tax expense to align with the income statement presentation of Porch Group, Inc.

(ff)	Reflects the elimination of the PTAC administrative service fee paid to the Sponsor that ceased upon closing of the Merger.

(gg)	Reflects the elimination of interest income earned on the PTAC Trust Account.

(hh)	Reflects the elimination of interest expense on Porch’s outstanding debt that was required to be repaid upon closing of the Merger. As described in adjustment {d}, only a portion of the principal and accrued interest outstanding under the Runway Loan was paid using the Merger proceeds.

(ii)	Reflects the elimination of the loss on Porch's Series B and Series C redeemable convertible preferred stock warrant liability. Upon closing of the Merger, warrant cancellation agreements were obtained which caused conversion of outstanding warrants into Porch common stock, immediately prior to the exchange of Porch common stock for Porch Group Inc. common stock. See additional details in adjustment {j} above.

(jj)	Reflects pro forma losses incurred in connection with extinguishment (early repayment) of debt that was required to be repaid upon closing of the Merger. $2.1 million of loss was incurred resulting from early payment fees and the write-off of unamortized debt issuance costs relating to repayment of outstanding debt of approximately $39.3 million. This is a non-recurring item.

(kk)	Represents the pro forma impact of an agreement between Matt Ehrlichman, Porch CEO, and another investor. See note {r}.

(ll)	Reflects the reversal of the loss on remeasurement at fair value of certain convertible promissory notes recognized in Porch’s Statement of Operations for the year and nine month periods ended December 31, 2019 and September 30, 2020, respectively, which were accounted for by Porch under the fair value option and were contractually required to repaid upon the Merger.

(mm)	Reflects the income tax effect of pro forma adjustments using the estimated effective tax rate of 0%. In its historical periods, Porch concluded that it is more likely than not that it will not recognize the benefits of federal and state net deferred tax assets and as a result established a valuation allowance. For pro forma purposes, it is assumed that this conclusion will continue at and subsequent to the Closing Date of the Merger and as such, a 0% effective tax rate is reflected.

4.	Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Merger, assuming the shares were outstanding since January 1, 2019. As the Merger is being reflected as if it had occurred as of January 1, 2019, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Merger have been outstanding for the entire periods presented.

	For the Nine Months Ended September 30, 2020	For the Year Ended December 31, 2019

Pro forma net income (loss) available to common shareholders	$(30,534)	$(117,829)
Weighted average number of shares of Class A Stock outstanding - basic and diluted (1) (3)	74,407,084	74,407,084
Net income (loss) per share of Class A Stock - basic and diluted	$(0.41)	$(1.58)

The following summarizes the number of shares of Class A Stock outstanding upon the close of the merger:

Pro Forma Shares Outstanding
PTAC Public Stockholders	17,249,600	23.2%
PTAC Founders	4,187,500	5.6%
PTAC Independent Directors	100,000	0.1%
PTAC Senior Advisors	25,000	0.0%
Total PTAC	21,562,100	29.0%

Porch (2)	36,264,984	48.7%

PIPE Investors	15,000,000	20.2%

Other	1,580,000	2.1%

Pro Forma weighted averaged shares outstanding - basic and diluted (3)	74,407,084	100.0%

(1)	Excludes 6.2 million Earnout Shares (including 0.2 million shares issuable in consideration for financial advisory services and 1.0 million unvested restricted shares awarded to the Porch CEO Matt Ehrlichman prior to the Closing Date, in each case subject to the same earnout thresholds as the 5.0 million Earnout Shares) which are subject to forfeiture, but have present voting rights and participate in dividends or distributions in a manner similar to the holders of common stock. All such Earnout Shares are determined to be participating securities prior to vesting, at which point they become issued common stock. While unvested, forfeitable Earnout Shares remain outstanding, earnings per share will be allocated under the two-class method. Because the financial statements reflect a net loss in all periods presented, no loss amounts have been allocated to such Earnout Shares, because such Earnout Shares do not have a contractual obligation to share in losses.

(2)	Excludes 6.2 million Earnout Shares (including 0.2 million shares issuable in consideration for financial advisory services and 1.0 million unvested restricted shares awarded to the Porch CEO Matt Ehrlichman prior to the Closing Date, in each case subject to the same earnout thresholds as the 5.0 million Earnout Shares) that will be issued upon the occurrence of future events (i.e. vesting of restricted stock). The total shares to be issued as consideration in the Merger includes all issued and outstanding common stock plus shares underlying unvested restricted stock. Accordingly, the weighted average pro forma shares outstanding at close has been adjusted to exclude the portion of shares that will be unvested, unissued, and/or unexercised at the closing of the Merger.

(3)	For purposes of applying the “if-converted” method for calculating diluted earnings per share, it was assumed that all outstanding warrants sold in the PTAC IPO, warrants sold in the private placement concurrent with the PTAC IPO, Porch unvested restricted stock, Porch options, and Earnout Shares are exchanged for Common Stock. However, since this results in anti-dilution, the effect of such exchange was not included in the calculation of diluted loss per share.